Exhibit 99.1

For Immediate Release

Contact:

Hanif Jamal

Chief Financial Officer

Tel: 760-931-5500

email: investors@dothill.com

Dot Hill Reports Second Quarter 2009 Results:

Revenues increase over first quarter 2009; operating expenses decline for the fifth consecutive quarter; positive cash flow from operations of $3.4 million and the company guides revenues to increase in the third quarter.

CARLSBAD, Calif. — August 10, 2009 — Dot Hill Systems Corp. (NASDAQ:HILL) today announced financial results for the second quarter of 2009. The company recognized net revenue in the second quarter of 2009 of $54.3 million, as compared to $71.0 million for the second quarter of 2008 and $53.9 million for the first quarter of 2009.

Gross margin for the second quarter of 2009 was 14.7 percent, compared to 10.2 percent in the second quarter of 2008 and 17.2 percent in the first quarter of 2009. Operating expenses for the second quarter of 2009 were $12.3 million, as compared to $14.7 million in the second quarter of 2008 and $12.6 million in the first quarter of 2009.

Net loss for the second quarter of 2009 was $4.2 million, or $0.09 cents per fully diluted share, as compared to a net loss of $7.4 million, or $0.16 per fully diluted share in the second quarter of 2008 and a net loss of $3.3 million, or $0.07 per fully diluted share, in the first quarter of 2009.

The decline in year-over-year revenue was due to the economic downturn along with declines in revenues from Sun, partially offset by increases in revenues from Hewlett-Packard. On a sequential basis, revenues increased slightly which the company attributed primarily to increases in revenues from Hewlett-Packard offset by a decrease in revenues from Sun.

Non-GAAP gross margin was 14.9 percent for the second quarter of 2009, compared to 10.6 percent in the second quarter of 2008 and 17.4 percent in the first quarter of 2009.

The year-over-year improvement in non-GAAP gross margin percentage was primarily due to the strong progress the company made in reducing product costs over the past year, partially offset by product mix shifts as sales of higher margin Sun and other SANnet II products have declined. The company also indicated that sequential non-GAAP gross margins declined for three primary reasons. First, during the first quarter of 2009, the company had higher than expected sales of high-margin products to telecommunications and government customers, which was not replicated in the second quarter. Second, as a result of the economic downturn, certain of the company’s customers reduced their forecasts for legacy products that are nearing end of life, which resulted in an accrual on potential excess materials for these products. Third, the company continued to experience further decline in higher margin revenues from Sun and for its SANnet II products, which was for the most part replaced with revenues from other customers at lower margins.

Total non-GAAP operating expenses for the second quarter of 2009 were $11.1 million, as compared to $13.7 million for the second quarter of 2008 and $11.7 million for the first quarter of 2009. The company attributed the sequential and year over year decreases in operating expenses to its continuing expense reduction initiatives, including reductions in headcount and other discretionary expenses implemented since the third quarter of 2008.

Non-GAAP net loss for the second quarter of 2009 was $3.0 million or $0.06 per fully diluted share as compared to a second quarter 2008 net loss of $6.0 million, or $0.13 per fully diluted share and a first quarter 2009 net loss of $2.3 million, or $0.05 per fully diluted share.

The company exited the second quarter of 2009 with cash and cash equivalents of $57.1 million and a $0.7 million note payable associated with the purchase of intellectual property from Ciprico. This compares to the March 31, 2009 cash and cash equivalents balance of $54.3 million and the Ciprico note payable of $0.8 million. The increase on the company’s cash position was primarily attributable to tighter management of working capital. The company also generated $3.4 million in cash flow from operations during the second quarter of 2009.

“Overall, we had a strong quarter against a difficult economic environment,” said Hanif Jamal, Dot Hill’s senior vice president and chief financial officer. “Our product cost reduction initiatives, operating expense controls and cash management have been excellent and well executed and resulted in a fifth consecutive quarter of non-GAAP operating expense reductions.”

The company is targeting third quarter 2009 net revenue in the range of $55 to $62 million and a net loss per fully diluted share in the range of $0.02 to $0.08 on a non-GAAP basis. “Gross margin percentage is expected to remain flat to slightly up on a non-GAAP basis due to product cost reductions and moderate sequential growth in revenue offset by the dilutive impact associated with product mix changes and product line transitions changes,” said Jamal. “Operating expenses are expected to increase slightly as we start to invest in sales and marketing, software and hardware product development and we begin to transition our corporate headquarters to Colorado. We expect cash and cash equivalents at the end of September 30, 2009 to be in the range of $52 to $56 million.”

“I am pleased with the achievements of our team during the second quarter of 2009,” said Dana Kammersgard, Dot Hill’s president and chief executive officer. “It was a quarter of solid execution against a difficult economic backdrop. Operationally, we have cut expenses and have systemically improved our gross margins, despite a decline this last quarter because of accruals for excess materials on aging product lines, and have managed our working capital and cash extremely well. More importantly however, I am very excited about the last half of 2009 and into 2010, when we expect the economy to begin to recover and demand to stabilize and we take advantage of technology transitions to win new customers. I am pleased to report that we already have five new design wins this year with others pending and a revenue pipeline that appears to be increasing.”

Dot Hill’s second quarter 2009 financial results conference call is scheduled to take place on August 10, 2009 at 4:30 p.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 877-440-5785 (U.S.) or 719-325-4848 (International) at least five minutes prior to the start of the call. A replay of the webcast is scheduled to be available on the Dot Hill web site following the conference call. For a telephone replay, dial 888-203-1112 (U.S.) or 719-457-0820 (International) and enter passcode 4536372.

About Non-GAAP Financial Measures

This press release contains financial results that exclude the effects of share-based compensation expense, severance costs, restructuring charges, foreign currency gains or losses, the effects of legal settlements and the issuance of a warrant to a customer, and are not in accordance with U.S. generally accepted accounting principles (GAAP). The company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the company’s expected financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

About Dot Hill

Delivering innovative technology and global support, Dot Hill empowers the OEM community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Carlsbad, Calif., Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding Dot Hill’s projected financial results for the third quarter of 2009 and thereafter, anticipated economic conditions and continued cost reductions. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the third quarter of 2009 may be different from the financial guidance provided in this press release; the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; unforeseen technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the form 10-Q most recently filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
NET REVENUE	$71,027	$54,328	$123,853	$108,217
COST OF GOODS SOLD	63,805	46,358	112,465	90,986

GROSS PROFIT	7,222	7,970	11,388	17,231

OPERATING EXPENSES:
Sales and marketing	3,647	2,519	7,919	5,085
Research and development	7,125	6,934	14,549	14,086
General and administrative	3,939	2,473	6,982	5,242
Restructuring charge	—	326	—	411
Legal settlement	—	—	(3,836)	—

Total operating expenses	14,711	12,252	25,614	24,824

OPERATING LOSS	(7,489)	(4,282)	(14,226)	(7,593)

OTHER INCOME:
Interest income, net	358	42	1,066	115
Other income (expense), net	—	13	79	(7)

Total other income, net	358	55	1,145	108

LOSS BEFORE INCOME TAXES	(7,131)	(4,227)	(13,081)	(7,485)
INCOME TAX EXPENSE (BENEFIT)	239	(39)	398	(6)

NET LOSS	$(7,370)	$(4,188)	$(13,479)	$(7,479)

NET LOSS PER SHARE:
Basic and diluted	$(0.16)	$(0.09)	$(0.29)	$(0.16)

WEIGHTED AVERAGE SHARES USED TO CALCULATE NET LOSS PER SHARE:
Basic and diluted	46,055	46,952	46,005	46,836

COMPREHENSIVE LOSS:
Net loss	$(7,370)	$(4,188)	$(13,479)	$(7,479)
Foreign currency translation (gain) loss	130	(36)	(101)	90

Comprehensive loss	$(7,240)	$(4,224)	$(13,580)	$(7,389)

DOT HILL SYSTEMS CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	December 31, 2008	June 30, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$56,850	$57,074
Accounts receivable, net of allowance of $287 and $551	41,035	29,529
Inventories, net	14,127	9,713
Prepaid expenses and other	4,796	4,186

Total current assets	116,808	100,502
Property and equipment, net	2,410	2,731
Intangible assets, net	4,164	3,597
Other assets	515	250

Total assets	$123,897	$107,080

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$31,050	$21,700
Accrued compensation	3,217	3,142
Accrued expenses	5,212	4,016
Deferred revenue	1,121	2,392
Restructuring accrual	681	484
Current portion of long-term note payable	249	255
Income taxes payable	17	70

Total current liabilities	41,547	32,059
Long term note payable – less current portion	607	478
Other long-term liabilities	5,091	3,450

Total liabilities	47,245	35,987

Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $.001 par value, 10,000 shares authorized, no shares issued and outstanding at December 31, 2008 and March 31, 2009	—	—
Common stock, $.001 par value, 100,000 shares authorized, 46,308 and 48,410 shares issued and outstanding at December 31, 2008 and June 30, 2009, respectively	46	48
Additional paid-in capital	300,555	302,383
Accumulated other comprehensive loss	(3,474)	(3,384)
Accumulated deficit	(220,475)	(227,954)

Total stockholders’ equity	76,652	71,093

Total liabilities and stockholders’ equity	$123,897	$107,080

DOT HILL SYSTEMS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Cash Flows From Operating Activities:
Net loss	$(7,370)	$(4,188)	$(13,479)	$(7,479)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,526	725	2,991	1,437
Loss on disposal of property and equipment	62	—	57	—
(Reduction) provision in bad debt reserve	51	136	(120)	264
Share-based compensation expense	898	811	1,563	1,553
Issuance of warrant to customer	—	—	2,282	—
Changes in operating assets and liabilities:
Accounts receivable	(9,818)	3,644	(13,851)	11,216
Inventories	843	3,060	(4,547)	4,410
Prepaid expenses and other assets	96	(445)	(530)	545
Accounts payable	383	686	7,370	(9,268)
Accrued compensation and other expenses	(1,327)	(1,102)	(1,448)	(956)
Deferred revenue	(77)	232	(228)	(68)
Income taxes payable	219	(6)	345	53
Restructuring accrual	—	(51)	—	(193)
Other long-term liabilities	(153)	(104)	(516)	(351)

Net cash (used in) provided by operating activities	(14,667)	3,398	(20,111)	1,163

Cash Flows From Investing Activities:
Purchases of property and equipment	(597)	(596)	(865)	(1,078)

Net cash used in investing activities	(597)	(596)	(865)	(1,078)

Cash Flows From Financing Activities:
Principal payment of note payable	—	(62)	—	(123)
Proceeds from exercise of stock options and warrants	—	—	198	—
Proceeds from sale of stock to employees	—	—	465	277

Net cash provided by (used in) financing activities	—	(62)	663	154

Effect of Exchange Rate Changes on Cash	(60)	36	37	(15)

Net (Decrease) Increase in Cash and Cash Equivalents	(15,324)	2,776	(20,276)	224
Cash and Cash Equivalents, beginning of period	77,406	54,298	82,358	56,850

Cash and Cash Equivalents, end of period	$62,082	$57,074	$62,082	$57,074

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$—	$—	$—

Cash paid for income taxes	$21	$12	$56	$32

Supplemental Disclosures of Non-Cash Investing Activities:
Construction-in-progress costs incurred but not paid	$133	$180	$275	$281

DOT HILL SYSTEMS CORP.

UNAUDITED RECONCILIATION TABLE OF NON-GAAP MEASURES

(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Net loss	$(7,370)	$(4,188)	$(13,479)	$(7,479)
Effect of currency (gain) loss	250	102	(44)	242
Effect of share-based compensation	898	811	1,563	1,553
Effect of issuance of warrant to customer	—	—	2,282	—
Effect of legal settlement	—	—	(3,836)	—
Effect of restructuring charge	—	326	—	411
Effect of severance costs	186	(4)	508	—

Net loss as adjusted	$(6,036)	$(2,953)	$(13,006)	$(5,273)

Net loss per share:
Basic and diluted	$(0.13)	$(0.06)	$(0.28)	$(0.11)

Weighted average shares used to calculate net loss per share:
Basic and diluted	46,055	46,952	46,005	46,836

Net revenue	$71,027	$54,328	$123,853	$108,217
Effect of issuance of warrant to customer	—	—	2,282	—

Net revenue as adjusted	$71,027	$54,328	$126,135	$108,217

Gross profit	$7,222	$7,970	$11,388	$17,231
Effect of issuance of warrant to customer	—	—	2,282	—
Effect of share-based compensation	108	115	204	208
Effect of severance costs	175	3	224	3

Gross profit as adjusted	$7,505	$8,088	$14,098	$17,442

Operating expenses	$14,711	$12,252	$25,614	$24,824
Effect of currency gain (loss)	(250)	(102)	44	(242)
Effect of share-based compensation	(790)	(696)	(1,359)	(1,345)
Effect of legal settlement	—	—	3,836	—
Effect of restructuring charge	—	(326)	—	(411)
Effect of severance costs	(11)	1	(284)	3

Operating expenses as adjusted	$13,660	$11,129	$27,851	$22,829

DOT HILL SYSTEMS CORP.

UNAUDITED RECONCILIATION TABLE OF NON-GAAP MEASURES: EBITDA

(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Net loss	$(6,036)	$(2,953)	$(13,006)	$(5,273)
Interest expense	—	14	—	34
Income taxes	239	(39)	398	(6)
Depreciation	1,120	441	2,178	869
Amortization	406	284	813	568

EBITDA	$(4,271)	$(2,253)	$(9,617)	$(3,808)